Exhibit 10.16

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Hampshire International Business Park

Chineham, Basingstoke

Hampshire RG24 SEP

United Kingdom

www.shire.com

BY ELECTRONIC MAIL

Rob Ayling

President and CEO

Satiogen Pharmaceuticals, Inc.

Email: […***…]

RE:	Amendment to License Agreement entered into on February 8, 2011 by and between Lumena Pharmaceuticals, Inc. and Satiogen Pharmaceuticals, Inc.

Dear Rob:

We refer to the License Agreement (the “License Agreement”) entered into on February 8, 2011 by and between Lumena Pharmaceuticals, Inc. and Satiogen Pharmaceuticals, Inc. (“Satiogen”). In 2014, Lumena Pharmaceuticals, Inc. became Lumena Pharmaceuticals LLC (“Lumena”).

Pursuant to Article 10.4 of the License Agreement, the purpose of this Letter Agreement (“Letter Agreement”) is to amend the License Agreement. Capitalized terms used in this letter not otherwise defined herein will have the meanings given to them in the License Agreement. The effective date of this Letter Agreement (“Effective Date”) is the date of the last signature below.

Termination of certain licenses. Lumena hereby terminates all rights granted by the License Agreement to the following Licensed Patents:

Hampshire International Business Park

Chineham, Basingstoke

Hampshire RG24 SEP

United Kingdom

www.shire.com

Table 1. Licensed Patents subject to this Letter Agreement

Patent or Application Number
U.S. 8,318,663
U.S. 9,345,715
U.S. 15/136,539
GB 2465677
ZL 200980155866.7
CA 2744697
EP 9829741.9
U.S. 9,339,480
GB 2465879
EP 2575821[1]
CN 20098015584S.9

The rights with respect to the Licensed Patents set forth in Table l that were granted by Satiogen to Lumena pursuant to Article 2 of the License Agreement are hereby terminated and all rights granted therein hereby immediately revert back to Satiogen.

Effective immediately, Lumena is no longer responsible for reimbursement to Satiogen for any of the patent preparing, filing, prosecution, and maintenance costs incurred with respect to the Licensed Patents set forth in Table 1.

Field. The definition of “Field” as set forth in Article 1 of the License Agreement is hereby amended to read as follows:

“Field” means the diagnosis, treatment, prevention, mitigation and cure of any and all human diseases and disorders other than diabetes, obesity or a combination thereof.

Reimbursement of Patent Prosecution Expenses: Section 3.4(b) of the License Agreement is hereby amended to read as follows:

“ASBTi Patents: Following Effective Event. (i) following the ASBTi Effective Event, Licensee will reimburse Satiogen for […***…] of all subsequent reasonable patent preparing, filing, prosecution and maintenance costs incurred with respect to those of the ASBTi Patents whose issued or pending claims include the diagnosis, treatment of, prevention, mitigation and cure of any and all human diseases and disorders within the Field.”

(ii) For clarity, “Field”, as referenced in the amended Section 3.4(b) as stated in clause (i) above, refers to Field as amended by this Letter Agreement. It is expressly understood and agreed to by Satiogen and Licensee that the issued or pending claims of the patents and patent applications scheduled in Table 1 of this Letter Agreement (“Table 1 Patents and Patent Applications”) exclude the diagnosis, treatment of, prevention, mitigation and cure of any and all human diseases and disorders within the Field as

[1]	Including member states where validated; GB, FR, DE, IT, ES.

Hampshire International Business Park

Chineham, Basingstoke

Hampshire RG24 SEP

United Kingdom

www.shire.com

amended herein and that as of the Effective Date of this Letter Agreement, Licensee shall not be responsible for any cost or expense related to the patent preparing, filing, prosecution, and maintenance costs incurred on or after the Effective Date with respect to the Table 1 Patents and Patent Applications.

(iii) In addition to the patent prosecution and maintenance provisions set forth in Section 5.1 of the License Agreement, Licensee and Satiogen agree that upon Licensee’s request, Licensee and Satiogen shall meet to review and determine in good faith whether any ASBTi Patents not in Table 1 herein are (i) pending or issued with claims directed solely to subject matter outside of the Field or (ii) those that may be prosecuted by means of a continuation and/or divisional application with claims directed solely to subject matter outside the scope of the Field (such patents and applications, “Outside Field Patents”). Upon designation as an Outside Field Patent, the rights with respect to the Outside Field Patents that were granted by Satiogen to Lumena pursuant to Article 2 of the License Agreement shall automatically be terminated and immediately revert back to Satiogen and Licensee shall not be responsible for any cost or expense related to the patent preparing, filing, prosecution, and maintenance costs for such Outside Field Patents incurred on or after the date of such immediate reversion of rights to Satiogen.

If Satiogen is in agreement with the foregoing, please sign in the space provided below and return an executed copy of this letter to me.

Very truly yours,

Lumena Pharmaceuticals LLC

By:	/s/ Jason Baranski
Name:	Jason Baranski
Title:	Secretary and Director
Date:	March 16, 2017

Confirmed and Agreed:

By:	/s/ Rob Ayling
Name:	Rob Ayling
Title:	President and CEO
For:	Satiogen Pharmaceuticals, Inc.
Date:	March 18, 2017